UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2010

CenturyTel, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Grant of Long-Term Incentive Compensation Awards.

On March 8, 2010, a subcommittee of the Compensation Committee of the Board of Directors (the “Board”) of CenturyTel, Inc. (the “Company”) granted awards of time-vested and performance-vested restricted stock under the Amended and Restated CenturyLink 2005 Management Incentive Compensation Plan (the “Plan”) to our Chief Executive Officer, our Chief Financial Officer, and the other executive officers for whom we reported compensation information in our most recent proxy statement (our “Named Executive Officers”).

Time-Vested Restricted Stock.  The Named Executive Officers received the following grants of time-vested restricted stock:

Name	Number of Shares of Time-Vested Restricted Stock
Glen F. Post, III	63,200
Karen A. Puckett	27,578
R. Stewart Ewing, Jr.	21,373
David D. Cole	15,857
Stacey W. Goff	15,857

For each Named Executive Officer, these shares of time-vested restricted stock will vest in three equal installments on March 15 of 2011, 2012, and 2013, subject to the Named Executive Officer’s continued employment.  These shares may also vest upon certain terminations of employment or a change of control of the Company, to be described in greater detail in the form of Restricted Stock Agreement that the Company intends to file as an exhibit to its Form 10-Q for the period ended March 31, 2010.  In addition, these grants of restricted stock are subject to the terms of the Plan, which is included as an exhibit hereto and is incorporated herein by reference.

Performance-Vested Restricted Stock.  Section 10 of the Plan permits the Compensation Committee to make the vesting, grant, or payment of certain types of awards contingent upon the achievement of one or more of the following performance goals: return on equity, cash flow, assets or investment; shareholder return; changes in revenues, operating income, cash flow, cash provided by operating activities, earnings or earnings per share; customer growth; customer satisfaction or an economic value added measure.  These goals may be applied to the Company or one or more of its divisions, subsidiaries or lines of business, and may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years.

For 2010, in addition to their above-described time-vested restricted stock grants and consistent with the Plan’s provisions regarding performance-based compensation, the Named Executive Officers received the following grants of performance-vested restricted stock, which will vest over time only if specific performance measures are met for the applicable periods (the “Performance-Vested Restricted Shares”):

Name	Number of Performance-Vested Restricted Shares
Glen F. Post, III	63,200
Karen A. Puckett	27,579
R. Stewart Ewing, Jr.	21,373
David D. Cole	15,858
Stacey W. Goff	15,858

For each Named Executive Officer, half of the Performance-Vested Restricted Shares will vest on March 15, 2012, based on the Company’s two-year total shareholder return for 2010 and 2011 as measured against the total shareholder return of the companies comprising the S&P 500 Index for the same period.  The other half will vest on March 15, 2013, based on the Company’s three-year total shareholder return for 2010, 2011, and 2012, as measured against total shareholder return of the S&P 500 companies for the same period.

The above-listed number of Performance-Vested Restricted Shares granted to each Named Executive Officer represents the target award.  Each Named Executive Officer has the opportunity to receive a greater or lesser number of shares depending on the Company’s total shareholder return in relation to that of the S&P 500 companies, as illustrated further below:

Performance Level	Company’s Percentile Rank	Payout as % of Target Award
Maximum	≥75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
Below Threshold	<25th percentile	0%
Note: Amounts will be prorated if rank is between (i) the threshold and the target or (ii) the target and the maximum.

These Performance-Vested Restricted Shares also vest upon certain terminations of employment or a change of control of the Company, to be described in greater detail in the form of Restricted Stock Agreement that the Company intends to file as an exhibit to its Form 10-Q for the period ended March 31, 2010.  These grants of Performance Shares are also subject to the terms of the Plan, which is included as an exhibit and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           An exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYTEL, INC.

By: /s/ Neil A. Sweasy
Neil A. Sweasy
Dated: March 12, 2010	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated CenturyLink 2005 Management Incentive Compensation Plan (filed as Exhibit 10.2(g) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009)